AMENDMENT NO. 1 to
DEMAND NOTE

     This Amendment No. 1 (this “Amendment”) is entered into as of February 9, 2005, with reference to that certain Demand Note in the original principal amount of $700,000 dated February 9, 2004 (the “Note”) made by Metalico, Inc. (“Maker”) to Carlos E. Agüero (“Payee”). The parties hereto hereby agree as follows.

     1. The first two paragraphs of the Note are deleted in their entirety and the following paragraphs are inserted in lieu thereof:

"FOR VALUE RECEIVED, the undersigned, Metalico, Inc., a Delaware Corporation, having executive offices in Cranford, New Jersey (“Maker”) hereby promises to pay to Carlos E. Agüero, the President and Chief Executive Officer of Maker (“Payee”), in lawful money of the Untied States of America and in immediately available funds, the principal sum of Seven Hundred Thousand Nine ($700,000.00), together with interest on the principal balance from time to time outstanding at an annual rate of (a) Five Percent (5%) from the date of this promissory note (this “Note”) through and including February 9, 2005, and (b) thereafter Seven Percent (7%), at such address as may be designated by Payee, payable as follows:

Interest is payable monthly and principal shall be due and payable in full on Demand, except that the Note may be redeemed within five (5) business days of the date upon which Maker shall have completed an initial public offering of its common stock (the “IPO”).”

     2. Except as expressly amended hereby, all other terms and conditions of the Note shall remain in full force and effect in accordance with the original terms thereof.

     IN WITNESS WHEREOF, the parties have executed this Amendment of the date first above written.

METALICO, INC.
/s/Eric W. Finlayson
By:	Eric W. Finlayson
Senior Vice President and Chief Financial Officer

/s/Carlos E. Agüero
CARLOS E. AGÜERO